UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 11, 2014

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
2201 Park Place, Suite 101 El Segundo, CA 90245 (Address of Principal Executive Offices and zip code)

(310) 643-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2014, the Registrant entered into an Industrial Multi-Tenant Lease with 6400 Broadway L.L.L.P., a Colorado limited liability partnership, pursuant to which the Registrant will rent approximately 13,026 square feet, identified as Suite 300, of the office building located at 1920 Hutton Court, Farmers Branch, TX 75234 (the “Premises”), for a term of 42 months commencing on the date the final signed off permit is issued by the applicable public building official. The Registrant has the option to extend the term for an additional 3 years upon notice between 6 and 12 months prior to the expiration of the initial term, subject to the additional conditions set forth in the lease. Base rent is abated for the first 6 months of the term, and thereafter the Registrant will pay base rent of $7,652.78 for the remainder of the term. The Registrant is leasing the Premises as its primary offices in connection with the relocation of the Registrant’s executive offices to the Premises.

The lease is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
10.1	Industrial Multi-Tenant Lease dated June 11, 2014, between Ironclad Performance Wear Corporation and 6400 Broadway L.L.L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PERFORMANCE WEAR CORPORATION

Date:	June 17, 2014	By:	/s/ William Aisenberg
William Aisenberg,
Chief Financial Officer